Exhibit (h)(39)

PVIT/PESVIT ACQUIRED FUNDS

FORM OF RULE 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

THIS AGREEMENT dated as of September 21, 2022, among MML Series Investment Fund (the “Acquiring Trust”), on behalf of itself and its separate series listed on Schedule A, as amended from time to time, severally and not jointly (each an “Acquiring Fund” and collectively, the “Acquiring Funds”), and PIMCO Variable Insurance Trust, (the “Acquired Trust”), each on behalf of itself and its separate series listed on Schedule B, as amended from time to time or as such additional series are deemed to be added in the future, severally and not jointly (each, an “Acquired Fund” and collectively, the “Acquired Funds”).

WHEREAS, each Acquiring Fund and each Acquired Fund are registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment company under the Investment Company Act of 1940, as amended, (the “1940 Act”);

WHEREAS, Section 12(d)(1)(A) of the 1940 Act, in relevant part, limits the extent to which an investment company, and any company or companies controlled by such company, may invest in shares of registered investment companies, Section 12(d)(1)(B) limits the extent to which a registered open-end investment company, its principal underwriter or any registered brokers or dealers may knowingly sell shares of such registered open-end investment company to other investment companies, or any company or companies controlled by such companies, and Section 12(d)(1)(C) limits the extent to which an investment company, and any company or companies controlled by such company, may invest in the shares of a registered closed-end investment company;

WHEREAS, Rule 12d1-4 under the 1940 Act, as amended from time to time, (the “Rule”) permits registered investment companies, such as the Acquiring Funds, to invest in shares of other registered investment companies, such as the Acquired Funds, in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule;

WHEREAS, an Acquiring Fund may, from time to time, invest in shares of one or more Acquired Funds in excess of the limitations of Section 12(d)(1)(A) in reliance on the Rule; and

WHEREAS, in accordance with the Rule, the parties desire to set forth the following terms pursuant to which the Acquiring Funds may invest in the relevant Acquired Funds in reliance on the Rule.

NOW THEREFORE, in consideration of the potential benefits to the Acquiring Funds and the Acquired Funds arising out of an Acquiring Fund’s investment in an Acquired Fund, the parties, intending to be legally bound hereby, agree as follows.

1.	Terms of Investment

(a) Each Acquiring Fund and each Acquired Fund agree as follows:

(i) Scale of investment. Upon a reasonable request by an Acquired Fund, the Acquiring Fund will provide summary information regarding the anticipated timeline and scale of its contemplated investments in the Acquired Fund.

(ii)  Timing/advance notice of redemptions. Each Acquiring Fund will use reasonable efforts to spread large redemption requests (greater than 2% of the relevant Acquired Fund’s total outstanding shares) over multiple days or to provide reasonable advance notification of such large redemption requests to the relevant Acquired Fund(s) whenever practicable and consistent with the Acquiring Fund’s best interests. Each Acquired Fund acknowledges and agrees that any notification provided pursuant to the foregoing is not a commitment to redeem and constitutes an estimate that may differ materially from the amount, timing and manner in which a redemption request is submitted, if any.

(iii)  In-kind redemptions. Each Acquiring Fund acknowledges and agrees that, if and to the extent consistent with the Acquired Fund’s registration statement, as amended from time to time, the Acquired Fund may honor any redemption request partially or wholly in-kind.

(b) An Acquired Fund shall provide an Acquiring Fund with information on the fees and expenses of the Acquired Fund reasonably requested by the Acquiring Fund.

2.	Representations of the Acquired Funds.

(a)            In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquired Fund agrees to: (i) comply with all conditions of the Rule applicable to Acquired Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquiring Fund if such Acquired Fund fails to comply with the Rule, with respect to an investment by the Acquiring Fund, or this Agreement.

3.	Representations of the Acquiring Funds.

(a)            In connection with any investment by an Acquiring Fund in an Acquired Fund in excess of the limitations in Section 12(d)(1)(A), the Acquiring Fund agrees to: (i) comply with all conditions of the Rule applicable to Acquiring Funds; (ii) comply with its obligations under this Agreement; and (iii) promptly notify the Acquired Fund if such Acquiring Fund fails to comply with the Rule, with respect to its investment in such Acquired Fund, or this Agreement.

(b)            Notwithstanding anything herein to the contrary, any Acquiring Fund that has an “affiliated person” (as defined under the 1940 Act) that is: (i) a broker or dealer, (ii) a bank or bank holding company, or (iii) a futures commission merchant or a swap dealer, (collectively, “Affiliates”), will: (a) provide each Acquired Trust with a complete list of such Affiliates (“List of Affiliates”) on or before the effective date of this Agreement; and (b) promptly provide each Acquired Trust with an updated List of Affiliates following any change to such list.

(c)            An Acquiring Fund shall provide an Acquired Fund with information regarding the amount of such Acquiring Fund’s investments in the Acquired Fund, and information regarding affiliates of the Acquiring Fund, upon the Acquired Fund’s reasonable request.

(d)            No Acquiring Fund or an affiliated person of an Acquiring Fund will cause any existing or potential investment by the Acquiring Fund in an Acquired Fund to influence the terms of any services or transactions among: (i) the Acquiring Fund or an affiliated person of an Acquiring Fund; and (ii) the Acquired Fund or an affiliated person of the Acquired Fund.

(e)            Each Acquiring Fund acknowledges and understands that an Acquired Fund reserves the right to reject any purchase of shares by an Acquiring Fund.

(f)            Each Acquiring Fund represents that no insurance company sponsoring one or more separate accounts funding variable insurance contracts will be permitted to invest in an Acquiring Fund unless the Acquiring Fund has obtained a certification from the insurance company offering the separate account that the insurance company has determined that the fees and expenses borne by the separate account(s), Acquiring Fund, and Acquired Fund(s), in the aggregate, are consistent with the standard set forth in Section 26(f)(2)(A) of the 1940 Act.

(g)            Shares of each Acquiring Fund will be offered and sold only to insurance companies and their separate accounts or persons or plans that communicate to the applicable Acquiring Fund that they qualify to purchase shares of the Acquiring Fund under Section 817(h) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, without impairing the ability of a Fund to satisfy the diversification requirements of Section 817(h).

4.	Indemnification.

(a)            The Acquiring Funds, severally and not jointly, agree to hold harmless, indemnify and defend the Acquired Funds and the Acquired Trust, including any of their principals, trustees, officers, employees and agents (“PIMCO Agents”), against and from any and all losses, costs, expenses or liabilities incurred by or claims or actions (“Claims”) asserted against the Acquired Fund and/or the Acquired Trust, including any PIMCO Agents, to the extent such Claims result from: (i) any untrue statement or alleged untrue statement of a material fact contained in an Acquiring Fund’s prospectus, statement of additional information or sales literature or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) a material breach by such Acquiring Fund of any provision of this Agreement; or (iii) a violation by such Acquiring Fund of the terms and conditions of the Rule. The indemnification provided for in this paragraph shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

(b)            The Acquired Funds, severally and not jointly, agree to hold harmless, indemnify and defend the Acquiring Funds and the Acquiring Trusts, including any of their principals, trustees, officers, employees and agents, against and from any and all losses, costs, expenses or liabilities incurred by or Claims asserted against the Acquiring Fund and/or the Acquiring Trusts, including any of their principals, trustees, officers, employees and agents, to the extent such Claims result from: (i) any untrue statement or alleged untrue statement of a material fact contained in an Acquired Fund’s prospectus, statement of additional information or sales literature or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) a material breach by such Acquired Fund of any provision of this Agreement; or (iii) a violation by such Acquired Fund of the terms and conditions of the Rule. The indemnification provided for in this paragraph shall include any reasonable counsel fees and expenses incurred in connection with investigating and/or defending such Claims.

(c)            To the greatest extent permitted by applicable law, and without limiting the generality of the foregoing, in no event will either party be liable for any indirect, special, incidental, punitive or consequential damages or any similar damages or losses resulting from any action or failure to act under this Agreement, and each party hereby irrevocably and unconditionally waives any right that it may have to claim and recover any such damages, even if it has informed the other party of the possibility or likelihood of such damages.

5.	Materials.

To the extent an Acquiring Fund refers to one or more Acquired Funds in any prospectus, statement of additional information, each Acquiring Fund agrees to:

(a)            Refer to such Acquired Funds as, for example, the “PIMCO [______] [Fund/Portfolio]”; and

(b)            Include the following notice within reasonable proximity to the reference to such Acquired Fund:

None of Pacific Investment Management Company LLC, PIMCO Investments LLC, [Acquired Trust], or the PIMCO [_______] [Fund/Portfolio] make any representations regarding the advisability of investing in [Name of Acquiring Fund].

6.	Notices

All notices, including all information that either party is required to provide under the terms of this Agreement and the Rule, shall be in writing and shall be delivered by registered or overnight mail, facsimile, or electronic mail to the address for each party specified below.

If to the Acquiring Trust:	If to the Acquired Trust:

MML Series Investment Fund

c/o MML Investment Advisers, LLC

1295 State Street

Springfield, MA 01111

Attention: Douglas Steele

Email: dsteele@massmutual.com and
fundinfo@massmutual.com

With a copy to:

Andrew Goldberg

Attn: Legal Dept.

1295 State Street

Springfield, MA 01111

Email: agoldberg@massmutual.com

PIMCO Variable Insurance Trust Attn: Ryan Leshaw 650 Newport Center Drive Newport Beach, CA 92660 Telephone: (800) 927-4648 Email: ETFPANotification@pimco.com

7.            Addition of New Acquiring Funds and Removal of Acquired Funds.

Schedule A lists the Acquiring Funds in existence as of the date of this Agreement, and Schedule B lists the Acquired Funds in existence as of the date of this Agreement. Additional Acquiring Funds may be added to Schedule A and additional Acquired Funds may be added to Schedule B from time to time pursuant to Section 8(e) of this Agreement. Notwithstanding anything herein to the contrary, Acquired Funds may be removed from Schedule B by the applicable Acquired Trust upon 60 days’ advance written notice to the relevant Acquiring Trust(s) pursuant to Section 8(b) of this Agreement. The parties agree that in the event any such newly-added Acquiring Fund wishes to invest in an Acquired Fund in excess of the limits of Section 12(d)(1) of the 1940 Act subject to compliance with the conditions of the Rule, such investment shall be governed by the terms of this Agreement.

8.            Term, Termination, Governing Law, Assignment, Amendment.

(a)            This Agreement shall be effective for the duration of the Acquired Funds’ and the Acquiring Funds’ reliance on the Rule. While the terms of the Agreement shall only be applicable to investments in Acquired Funds made in reliance on the Rule, the Agreement shall continue in effect until terminated pursuant to Section 8(b).

(b)            This Agreement shall continue until terminated, either in its entirety or with respect to one or more specific Acquired Fund(s) or Acquiring Fund(s), by either party upon 60 days’ advance written notice to the other party.

(c)            This Agreement will be governed by Delaware law without regard to choice of law principles.

(d)            This Agreement may not be assigned by either party without the prior written consent of the other.

(e)            This Agreement may be amended or modified only by a writing that is signed by an authorized representative of each party.

(f)            In any action involving a party to this Agreement, each party agrees to look solely to the relevant individual Acquiring Fund or Acquired Fund that is involved in the matter in controversy and not to any other series of the relevant Acquiring Trust or Acquired Trust.

9.	Fund by Fund Basis.

This Agreement is executed by each Acquiring Trust on behalf of its respective Acquiring Fund(s), and each Acquired Fund acknowledges that (i) the obligations hereunder are binding only upon the Acquiring Fund to which such obligations pertain and the assets and property of such Acquiring Fund; and (ii) no trustee, officer, or shareholder assumes any personal liability for obligations entered into on behalf of an Acquiring Fund; and (iii) the obligations of each Acquiring Fund under this Agreement shall be several and not joint, and the assets of one Acquiring Fund shall not be liable for the obligations of another Acquiring Fund.

10.            Miscellaneous.

(a)            Severability. If any one or more provisions in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the remainder of this Agreement will remain in full effect.

(b)            Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.

(c)            Survival. Sections 4. Indemnification, 5. Materials, 8. Term, Termination, Governing Law, Assignment, Amendment, and 9. Fund by Fund Basis, shall survive the any termination hereunder.

(d)            Declaration of Trust. In the case of each of the Acquiring Funds, a copy of the Declaration of Trust of the Acquiring Trust is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no trustee, officer, employee, agent or shareholder of the Acquiring Funds shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and property of the Acquiring Funds.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PIMCO Variable Insurance Trust

Name of Authorized Signer:	Eric Johnson	/s/ Eric Johnson
Title:	President	Signature

MML Series Investment Fund

Name of Authorized Signer:	Renee Hitchcock	/s/ Renee Hitchcock
Title:	CFO & Treasurer	Signature

SCHEDULE A - LIST OF ACQUIRING FUNDS

MML Series Investment Fund

MML Aggressive Allocation Fund

MML Balanced Allocation Fund

MML Conservative Allocation Fund

MML Growth Allocation Fund

MML Moderate Allocation Fund

SCHEDULE B - LIST OF ACQUIRED FUNDS

PIMCO Variable Insurance Trust

PIMCO Long-Term U.S. Government Portfolio